Exhibit 99.1

Wabtec Delivers Strong Fourth Quarter 2024
Results; Announces 2025 Full-Year Guidance

SALES	GAAP DILUTED EARNINGS PER SHARE	ADJUSTED DILUTED EARNINGS PER SHARE

4Q’24	FY’24	4Q’24	FY’24	4Q’24	FY’24

$2.58B	$10.39B	$1.23	$6.04	$1.68	$7.56
+2.3% YOY	+7.3% YOY	+2.5% YOY	+33.3% YOY	+9.1% YOY	+27.7% YOY

Q4 2024 HIGHLIGHTS

“The Wabtec team delivered a strong 2024 as evidenced by higher orders, sales, margin expansion, increased earnings and robust cash flow,” said Rafael Santana, Wabtec’s President and CEO.
“We remain committed to our capital deployment strategy to maximize shareholder returns. We returned $1.2 billion to shareholders through share repurchases and dividends. And, based on our strong performance in 2024 and confidence in the future, our Board of Directors approved a 25% increase in our quarterly dividend, and in December, increased our share buyback authorization by $1.0 billion.
“I am encouraged by the underlying momentum of our business, and the team’s unrelenting focus on execution and delivering for our customers. And just as importantly, we continue to lay a solid foundation for us to build upon. Looking ahead, I believe Wabtec is well positioned to drive top quartile returns over time.”
Rafael Santana President and CEO

•Announces 350+ bps of Adj. Operating Margin Expansion, Mid Single Digit Revenue Growth, and Double Digit Adj. EPS Growth CAGR with 5-Year Long-Term Guidance Update

•Announces 2025 Financial Guidance of Adjusted EPS Between $8.35 to $8.75; Up 13.1% at the Mid-Point

•20% Orders Growth Compared to Prior Year, Including Q4 Orders for Over $1 Billion of New Locos & Mods

•Strong Full Year Cash from Operations up 52.7% or 117% Cash Conversion

•Board of Directors Increases Quarterly Dividend by 25%, Increased Share Buyback Authorization by $1.0 Billion in December

PITTSBURGH, February 12, 2025 – Wabtec Corporation (NYSE: WAB) today reported fourth quarter 2024 GAAP earnings per diluted share of $1.23, up 2.5% versus the fourth quarter of 2023. Fourth quarter adjusted earnings per diluted share were $1.68, up 9.1% versus the same quarter a year ago. Fourth quarter sales were $2.58 billion and cash from operations was $723 million. Full year 2024 GAAP earnings per diluted share were $6.04, up 33.3% versus full year 2023. Full year adjusted earnings per diluted share were $7.56, up 27.7% versus full year 2023. Total 2024 sales were $10.39 billion and cash from operations was a record $1.83 billion.

2024 Fourth Quarter Consolidated Results

Wabtec Corporation Consolidated Financial Results
$ in millions except earnings per share and percentages; margin change in percentage points (pts)	Fourth Quarter
	2024	2023	Change
Net Sales	$2,583	$2,526	2.3%

GAAP Gross Margin	30.9%	30.3%	0.6 pts
Adjusted Gross Margin	31.6%	30.8%	0.8 pts
GAAP Operating Margin	12.9%	12.2%	0.7 pts
Adjusted Operating Margin	16.9%	17.0%	(0.1) pts

GAAP Diluted EPS	$1.23	$1.20	2.5%
Adjusted Diluted EPS	$1.68	$1.54	9.1%

Cash Flow from Operations	$723	$686	$37
Operating Cash Flow Conversion	212%	182%

•Sales increased 2.3% compared to the year-ago quarter driven by increased sales in the Transit segment.
•GAAP operating margin was higher than the prior year at 12.9% and adjusted operating margin was down slightly versus the prior year at 16.9%. GAAP operating margins benefited from higher gross margin and lower operating expenses as a percent of revenue. Adjusted operating margins benefited from higher gross margin which was offset by higher SG&A expenses as a percent of revenue.
•GAAP EPS increased from the year-ago quarter primarily due to higher sales and margin expansion, partially offset by the absence of last year’s gain resulting from an increase in ownership interest of an assembly joint venture. Adjusted EPS increased from the year ago quarter primarily due to higher sales. Both benefited from share repurchases during the year.

2024 Fourth Quarter Freight Segment Results

Wabtec Corporation Freight Segment Financial Results
Net sales $ in millions; margin change in percentage points (pts)	Fourth Quarter
	2024	2023	Change
Net Sales	$1,794	$1,789	0.3%
GAAP Gross Margin	31.0%	31.0%	0.0 pts
Adjusted Gross Margin	31.4%	31.3%	0.1 pts
GAAP Operating Margin	15.2%	13.6%	1.6 pts
Adjusted Operating Margin	19.4%	19.3%	0.1 pts

•Freight segment sales were up modestly in the quarter due to the rebalance of Freight segment production to the first half of the year. Full year sales were up 7.9%.
•GAAP operating margin benefited from lower operating expenses as a percent of revenue behind lower intangible amortization expenses. Adjusted operating margin benefited from modest gross margin improvement.

2024 Fourth Quarter Transit Segment Results

Wabtec Corporation Transit Segment Financial Results
Net sales $ in millions; margin change in percentage points (pts)	Fourth Quarter
	2024	2023	Change
Net Sales	$789	$737	7.1%
GAAP Gross Margin	30.6%	28.4%	2.2 pts
Adjusted Gross Margin	31.8%	29.4%	2.4 pts
GAAP Operating Margin	13.0%	11.9%	1.1 pts
Adjusted Operating Margin	16.4%	14.9%	1.5 pts

•Transit segment sales for the fourth quarter were up 7.1% due to strong OE and aftermarket sales.
•GAAP and adjusted operating margins were up as a result of higher sales, savings related to Integration 2.0, and favorable product mix.

Backlog

Wabtec Corporation Consolidated Backlog Comparison
Backlog $ in millions	December 31,
	2024	2023	Change
12-Month Backlog	$7,681	$7,457	3.0%
Total Backlog	$22,272	$21,999	1.2%

The Company’s 12-month and multi-year backlogs continue to provide strong visibility. At the end of the fourth quarter, the 12-month backlog was $224 million higher than the prior year. And at December 31, 2024, the multi-year backlog was $273 million higher than the same time a year ago. Excluding the impacts of foreign currency exchange, the 12-month backlog was up 5.5% and the multi-year backlog was up 3.6%.

Cash Flow and Liquidity Summary
•During the fourth quarter, the Company generated cash from operations of $723 million versus $686 million in the year ago period. Cash flow from operations benefited from increased customer deposits and receipt of a tax refund.
•At the end of the quarter, the Company had cash, cash equivalents and restricted cash of $715 million and total debt of $3.98 billion. At December 31, 2024 the Company’s total available liquidity was $2.21 billion, which includes cash and cash equivalents plus $1.50 billion available under current credit facilities.
•The Company repurchased $123 million of Wabtec shares in the fourth quarter, bringing the full year total to $1.10 billion.
•The Board of Directors increased the quarterly dividend by 25% and declared a regular quarterly common dividend of 25 cents per share, payable on March 7, 2025 to holders of record on February 21, 2025.
•In early December, the Board also increased our existing share repurchase authorization by $1 billion.

2025 Financial Guidance

•The Company has largely achieved its previous 5-year guidance over the past 3-year period. Consequently, the Company is replacing its previous long-term guidance with new 5-year guidance. The Company expects mid-single digit revenue growth CAGR, 350+ bps of adjusted operating margin expansion, and double digit EPS growth CAGR while delivering greater than 90% average cash conversion over the 5-year period through the end of 2029.
•Wabtec’s 2025 financial guidance expects sales to be in a range of $10.725 billion to $11.025 billion and adjusted earnings per diluted share to be in a range of $8.35 to $8.75. For full year 2025, Wabtec expects strong cash flow generation with operating cash flow conversion of greater than 90 percent.

2025 OUTLOOK

About Wabtec
Wabtec Corporation (NYSE: WAB) is revolutionizing the way the world moves for future generations. The Company is a leading global provider of equipment, systems, digital solutions and value-added services for the freight and transit rail industries, as well as the mining, marine and industrial markets. Wabtec has been a leader in the rail industry for over 150 years and has a vision to achieve a zero-emission rail system in the U.S. and worldwide. Visit Wabtec’s website at www.wabteccorp.com.

Forecasted GAAP Earnings Reconciliation
Wabtec is not presenting a quantitative reconciliation of our forecasted GAAP earnings per diluted share to forecasted adjusted earnings per diluted share in reliance on the unreasonable efforts exemption provided under Item 10(e)(1)(i)(B) of Regulation S-K. Wabtec is unable to predict with reasonable certainty and without unreasonable effort the impact and timing of restructuring-related and other charges, including acquisition-related expenses and the outcome of regulatory, legal and tax matters. The financial impact of these items is uncertain and is dependent on various factors, including timing, and could be material to our Consolidated Statements of Earnings.

Conference Call Information
Wabtec will host a call with analysts and investors at 8:30 a.m., ET, today. To listen via webcast, go to Wabtec’s website at www.WabtecCorp.com and click on “Events & Presentations” in the “Investor Relations” section. Also, an audio replay of the call will be available by calling 1-877-344-7529 or 1-412-317-0088 (access code: 3404117).

Information about non-GAAP Financial Information and Forward-Looking Statements
Wabtec’s earnings release and financial guidance mentions certain non-GAAP financial performance measures, including adjusted gross profit, adjusted operating expenses, adjusted operating margin, adjusted gross margin, EBITDA, adjusted EBITDA, adjusted income tax expense, adjusted income from operations, adjusted interest and other expense, adjusted net income, adjusted earnings per diluted share and operating cash flow conversion. Wabtec defines EBITDA as earnings before interest, taxes, depreciation and amortization. Adjusted EBITDA is further adjusted for restructuring costs. Wabtec defines operating cash flow conversion as net cash provided by operating activities divided by net income plus depreciation and amortization including deferred debt cost amortization. While Wabtec believes these are useful supplemental measures for investors, they are not presented in accordance with GAAP. Investors should not consider non-GAAP measures in isolation or as a substitute for net income, cash flows from operations or any other items calculated in accordance with GAAP. In addition, the non-GAAP financial measures included in this release have inherent material limitations as performance measures because they add back certain expenses incurred by the Company to GAAP financial measures, resulting in those expenses not being taken into account in the applicable non-GAAP financial measure. Because not all companies use identical calculations, Wabtec’s presentation of non-GAAP financial measures may not be comparable to other similarly titled measures of other companies. Included in this release are reconciliation tables that provide details about how adjusted results relate to GAAP results.

This communication contains “forward-looking” statements as that term is defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended by the Private Securities Litigation Reform Act of 1995. All statements, other than historical facts, including statements regarding Wabtec’s plans, objectives, expectations and intentions; Wabtec’s expectations about future sales, earnings and cash conversion; and any assumptions underlying any of the foregoing, are forward-looking statements. Forward-looking statements concern future circumstances and results and other statements that are not historical facts and are sometimes identified by the words “may,” “will,” “should,” “potential,” “intend,” “expect,” “endeavor,” “seek,” “anticipate,” “estimate,” “overestimate,” “underestimate,” “believe,” “could,” “project,” “predict,” “continue,” “target” or other similar words or expressions. Forward-looking statements are based upon current plans, estimates and expectations that are subject to risks, uncertainties and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or anticipated by such forward-looking statements. The inclusion of such statements should not be regarded as a representation that such plans, estimates or expectations will be achieved. Important factors that could cause actual results to differ materially from such plans, estimates or expectations include, among others, (1) changes in general economic and/or industry specific conditions, including the impacts of tax and tariff programs, inflation, supply chain disruptions, foreign currency exchange and industry consolidation; (2) changes in the financial condition or operating strategies of Wabtec’s customers; (3) unexpected costs, charges or expenses resulting from acquisitions and potential failure to realize synergies and other anticipated benefits of acquisitions, including as a result of integrating acquired targets into Wabtec; (4) ability to retain and hire key personnel; (5) evolving legal, regulatory and tax regimes; (6) changes in the expected timing of projects; (7) a decrease in freight or passenger rail traffic; (8) an increase in manufacturing costs; (9) actions by third parties, including government agencies; (10) the impacts of epidemics, pandemics, or similar public health crises on the global economy and, in particular, our customers, suppliers and end-markets, (11) potential disruptions, instability, and volatility in global markets as a result of global military action, acts of terrorism or armed conflict, including Russia’s invasion of Ukraine; (12) cybersecurity and data protection risks and (13) other risk factors as detailed from time to time in Wabtec’s reports filed with the SEC, including Wabtec’s annual report on Form 10-K, periodic quarterly reports on Form 10-Q, current reports on Form 8-K and other documents filed with the SEC. The foregoing list of important factors is not exclusive. Any forward-looking statements speak only as of the date of this communication. Wabtec does not undertake any obligation to update any forward-looking statements, whether as a result of new information or development, future events or otherwise, except as required by law. Readers are cautioned not to place undue reliance on any of these forward-looking statements.

Wabtec Investor Contact
Kyra Yates / Kyra.Yates@wabtec.com / 817-349-2735

Wabtec Media Contact
Tim Bader / Tim.Bader@wabtec.com / 682-319-7925

Appendix A
WESTINGHOUSE AIR BRAKE TECHNOLOGIES CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
FOR THE THREE AND TWELVE MONTHS ENDED DECEMBER 31, 2024 AND 2023
(AMOUNTS IN MILLIONS EXCEPT PER SHARE DATA)
(UNAUDITED)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2024	2023	2024	2023

Net sales	$2,583	$2,526	$10,387	$9,677
Cost of sales	(1,786)	(1,762)	(7,021)	(6,733)
Gross profit	797	764	3,366	2,944
Gross profit as a % of Net sales	30.9%	30.3%	32.4%	30.4%

Selling, general and administrative expenses	(333)	(296)	(1,248)	(1,139)
Engineering expenses	(51)	(61)	(206)	(218)
Amortization expense	(79)	(99)	(303)	(321)
Total operating expenses	(463)	(456)	(1,757)	(1,678)
Operating expenses as a % of Net sales	17.9%	18.1%	16.9%	17.3%

Income from operations	334	308	1,609	1,266
Income from operations as a % of Net sales	12.9%	12.2%	15.5%	13.1%

Interest expense, net	(53)	(55)	(201)	(218)
Other income, net	3	27	2	44
Income before income taxes	284	280	1,410	1,092

Income tax expense	(71)	(63)	(343)	(267)
Effective tax rate	25.1%	22.6%	24.3%	24.5%

Net income	213	217	1,067	825

Less: Net income attributable to noncontrolling interest	(1)	(2)	(11)	(10)

Net income attributable to Wabtec shareholders	$212	$215	$1,056	$815

Earnings Per Common Share
Basic
Net income attributable to Wabtec shareholders	$1.23	$1.20	$6.05	$4.54
Diluted
Net income attributable to Wabtec shareholders	$1.23	$1.20	$6.04	$4.53

Weighted average shares outstanding
Basic	171.2	178.0	174.1	178.8
Diluted	172.0	178.8	174.8	179.5

Appendix A
WESTINGHOUSE AIR BRAKE TECHNOLOGIES CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (CONTINUED)
FOR THE THREE AND TWELVE MONTHS ENDED DECEMBER 31, 2024 AND 2023
(AMOUNTS IN MILLIONS EXCEPT PER SHARE DATA)
(UNAUDITED)

	Three Months Ended December 31,		Twelve Months Ended December 31,

	2024	2023	2024	2023
Segment Information
Freight Net sales	$1,794	$1,789	$7,468	$6,923
Freight Income from operations	$273	$245	$1,422	$1,065
Freight Operating margin	15.2%	13.6%	19.0%	15.4%

Transit Net sales	$789	$737	$2,919	$2,754
Transit Income from operations	$103	$87	$338	$295
Transit Operating margin	13.0%	11.9%	11.6%	10.7%

Backlog Information (Note: 12-month is a sub-set of total)	December 31, 2024	September 30, 2024	December 31, 2023
Freight Total	$17,986	$17,756	$17,785
Transit Total	4,286	4,478	4,214
Wabtec Total	$22,272	$22,234	$21,999

Freight 12-month	$5,577	$5,589	$5,420
Transit 12-month	2,104	2,035	2,037
Wabtec 12-month	$7,681	$7,624	$7,457

Appendix B
WESTINGHOUSE AIR BRAKE TECHNOLOGIES CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

	December 31, 2024	December 31, 2023
In millions
Cash, cash equivalents and restricted cash	$715	$620
Receivables, net	1,702	1,684
Inventories, net	2,314	2,284
Other current assets	212	267
Total current assets	4,943	4,855
Property, plant and equipment, net	1,447	1,485
Goodwill	8,710	8,780
Other intangible assets, net	2,934	3,205
Other noncurrent assets	668	663
Total Assets	$18,702	$18,988
Current liabilities	$3,792	$4,056
Long-term debt	3,480	3,288
Other long-term liabilities	1,297	1,120
Total Liabilities	8,569	8,464
Shareholders' equity	10,091	10,487
Noncontrolling interest	42	37
Total Equity	10,133	10,524
Total Liabilities and Equity	$18,702	$18,988

Appendix C
WESTINGHOUSE AIR BRAKE TECHNOLOGIES CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	Twelve Months Ended December 31,
	2024	2023
In millions
Operating activities
Net income	$1,067	$825
Non-cash expense	580	473
Receivables	(34)	(195)
Inventories	(117)	(58)
Accounts payable	70	(58)
Other assets and liabilities	268	214
Net cash provided by operating activities	1,834	1,201

Net cash used for investing activities	(343)	(492)

Net cash used for financing activities	(1,371)	(633)

Effect of changes in currency exchange rates	(25)	3

Increase in cash	95	79

Cash, cash equivalents and restricted cash, beginning of period	620	541
Cash, cash equivalents and restricted cash, end of period	$715	$620

Appendix D
Set forth below is the calculation of the non-GAAP performance measures included in this press release. We believe that these measures provide useful supplemental information to assess our operating performance and to evaluate period-to-period comparisons. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, Wabtec’s reported results prepared in accordance with GAAP.

Wabtec Corporation
Reconciliation of Reported Results to Adjusted Results
(in millions)	Fourth Quarter 2024 Actual Results
	Net	Gross	Operating	Income from	Interest &		Net	Noncontrolling	Wabtec
	Sales	Profit	Expenses	Operations	Other Exp	Tax	Income	Interest	Net Income	EPS

Reported Results	$2,583	$797	$(463)	$334	$(50)	$(71)	$213	$(1)	$212	$1.23

Restructuring and Portfolio Optimization costs	—	18	14	32	—	(8)	24	—	24	$0.14

Non-cash Amortization expense	—	—	72	72	—	(17)	55	—	55	$0.31

Adjusted Results	$2,583	$815	$(377)	$438	$(50)	$(96)	$292	$(1)	$291	$1.68

Fully Diluted Shares Outstanding										172.0

Wabtec Corporation
Reconciliation of Reported Results to Adjusted Results
(in millions)	Fourth Quarter Year-to-Date 2024 Actual Results
	Net	Gross	Operating	Income from	Interest &		Net	Noncontrolling	Wabtec
	Sales	Profit	Expenses	Operations	Other Exp	Tax	Income	Interest	Net Income	EPS

Reported Results	$10,387	$3,366	$(1,757)	$1,609	$(199)	$(343)	$1,067	$(11)	$1,056	$6.04

Restructuring and Portfolio Optimization costs	—	37	33	70	(4)	(16)	50	—	50	$0.28

Non-cash Amortization expense	—	—	288	288	—	(70)	218	—	218	$1.24

Adjusted Results	$10,387	$3,403	$(1,436)	$1,967	$(203)	$(429)	$1,335	$(11)	$1,324	$7.56

Fully Diluted Shares Outstanding										174.8

Appendix D
Set forth below is the calculation of the non-GAAP performance measures included in this press release. We believe that these measures provide useful supplemental information to assess our operating performance and to evaluate period-to-period comparisons. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, Wabtec’s reported results prepared in accordance with GAAP.

Wabtec Corporation
Reconciliation of Reported Results to Adjusted Results
(in millions)	Fourth Quarter 2023 Actual Results
	Net	Gross	Operating	Income from	Interest &		Net	Noncontrolling	Wabtec
	Sales	Profit	Expenses	Operations	Other Exp	Tax	Income	Interest	Net Income	EPS

Reported Results	$2,526	$764	$(456)	$308	$(28)	$(63)	$217	$(2)	$215	$1.20

Restructuring and Portfolio Optimization costs	—	13	34	47	—	(9)	38	—	38	$0.21

Gain on LKZ investment	—	—	—	—	(35)	—	(35)	—	(35)	$(0.19)

Non-cash Amortization expense	—	—	76	76	—	(18)	58	—	58	$0.32

Adjusted Results	$2,526	$777	$(346)	$431	$(63)	$(90)	$278	$(2)	$276	$1.54

Fully Diluted Shares Outstanding										178.8

Wabtec Corporation
Reconciliation of Reported Results to Adjusted Results
(in millions)	Fourth Quarter Year-to-Date 2023 Actual Results
	Net	Gross	Operating	Income from	Interest &		Net	Noncontrolling	Wabtec
	Sales	Profit	Expenses	Operations	Other Exp	Tax	Income	Interest	Net Income	EPS

Reported Results	$9,677	$2,944	$(1,678)	$1,266	$(174)	$(267)	$825	$(10)	$815	$4.53

Restructuring and Portfolio Optimization costs	—	38	41	79	—	(17)	62	—	62	$0.34

Gain on LKZ investment	—	—	—	—	(35)	—	(35)	—	(35)	$(0.19)

Non-cash Amortization expense	—	—	298	298	—	(74)	224	—	224	$1.24

Adjusted Results	$9,677	$2,982	$(1,339)	$1,643	$(209)	$(358)	$1,076	$(10)	$1,066	$5.92

Fully Diluted Shares Outstanding										179.5

Appendix E
Set forth below is the calculation of the non-GAAP performance measures included in this press release. We believe that these measures provide useful supplemental information to assess our operating performance and to evaluate period-to-period comparisons. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, Wabtec’s reported results prepared in accordance with GAAP.

Wabtec Corporation
Fourth Quarter 2024 EBITDA Reconciliation
(in millions)
	Reported Income	+	Other Income	+	Depreciation &	=	EBITDA	+	Restructuring	=	Adjusted
	from Operations		(Expense)		Amortization				Costs		EBITDA

Consolidated Results	$334		$3		$127		$464		$22		$486

Wabtec Corporation
Fourth Quarter 2024 YTD EBITDA Reconciliation
(in millions)
	Reported Income	+	Other Income	+	Depreciation &	=	EBITDA	+	Restructuring	=	Adjusted
	from Operations		(Expense)		Amortization				Costs		EBITDA

Consolidated Results	$1,609		$2		$498		$2,109		$39		$2,148

Wabtec Corporation
Fourth Quarter 2023 EBITDA Reconciliation
(in millions)
	Reported Income	+	Other Income	+	Depreciation &	=	EBITDA	+	Restructuring	=	Adjusted
	from Operations		(Expense)		Amortization				Costs		EBITDA

Consolidated Results	$308		$27		$159		$494		$(18)		$476

Wabtec Corporation
Fourth Quarter 2023 YTD EBITDA Reconciliation
(in millions)
	Reported Income	+	Other Income	+	Depreciation &	=	EBITDA	+	Restructuring	=	Adjusted
	from Operations		(Expense)		Amortization				Costs		EBITDA

Consolidated Results	$1,266		$44		$526		$1,836		$6		$1,842

Appendix F
WESTINGHOUSE AIR BRAKE TECHNOLOGIES CORPORATION
SALES BY PRODUCT LINE
(UNAUDITED)

	Three Months Ended December 31,
In millions	2024	2023
Freight Segment
Services	$806	$958
Equipment	499	352
Components	282	269
Digital Intelligence	207	210
Total Freight Segment	$1,794	$1,789

Transit Segment
Original Equipment Manufacturer	$339	$333
Aftermarket	450	404
Total Transit Segment	$789	$737

	Twelve Months Ended December 31,
In millions	2024	2023
Freight Segment
Services	$3,381	$3,262
Equipment	2,108	1,794
Components	1,193	1,094
Digital Intelligence	786	773
Total Freight Segment	$7,468	$6,923

Transit Segment
Original Equipment Manufacturer	$1,308	$1,264
Aftermarket	1,611	1,490
Total Transit Segment	$2,919	$2,754

Appendix G
WESTINGHOUSE AIR BRAKE TECHNOLOGIES CORPORATION
RECONCILIATION OF REPORTED RESULTS TO ADJUSTED RESULTS - BY SEGMENT
(UNAUDITED)

	Three Months Ended December 31,				Twelve Months Ended December 31,
	2024		2023		2024		2023
In millions	Gross Profit	Income from Operations	Gross Profit	Income from Operations	Gross Profit	Income from Operations	Gross Profit	Income from Operations

Freight Segment Reported Results	$556	$273	$556	$245	$2,523	$1,422	$2,181	$1,065
Freight Segment Reported Margin	31.0%	15.2%	31.0%	13.6%	33.8%	19.0%	31.5%	15.4%

Restructuring and Portfolio Optimization costs	8	9	5	30	18	27	13	41
Non-cash Amortization expense	—	66	—	70	—	267	—	276

Freight Segment Adjusted Results	$564	$348	$561	$345	$2,541	$1,716	$2,194	$1,382
Freight Segment Adjusted Margin	31.4%	19.4%	31.3%	19.3%	34.0%	23.0%	31.6%	19.9%

Transit Segment Reported Results	$241	$103	$208	$87	$843	$338	$763	$295
Transit Segment Reported Margin	30.6%	13.0%	28.4%	11.9%	28.9%	11.6%	27.7%	10.7%

Restructuring and Portfolio Optimization costs	10	21	8	17	19	41	25	38
Non-cash Amortization expense	—	6	—	6	—	21	—	22

Transit Segment Adjusted Results	$251	$130	$216	$110	$862	$400	$788	$355
Transit Segment Adjusted Margin	31.8%	16.4%	29.4%	14.9%	29.5%	13.7%	28.7%	12.8%

Appendix H
WESTINGHOUSE AIR BRAKE TECHNOLOGIES CORPORATION
RECONCILIATION OF CHANGES IN NET SALES - BY SEGMENT
(UNAUDITED)

	Three Months Ended December 31,
In millions	Freight	Transit	Consolidated

2023 Net sales	$1,789	$737	$2,526

Acquisitions	6	3	9
Foreign Exchange	(14)	(3)	(17)
Organic	13	52	65

2024 Net sales	$1,794	$789	$2,583

Change ($)	5	52	57
Change (%)	0.3%	7.1%	2.3%

	Twelve Months Ended December 31,
2023 Net sales	$6,923	$2,754	$9,677

Acquisitions	78	3	81
Foreign Exchange	(32)	(1)	(33)
Organic	499	163	662

2024 Net sales	$7,468	$2,919	$10,387

Change ($)	545	165	710
Change (%)	7.9%	6.0%	7.3%

Appendix I

Set forth below is the calculation of the non-GAAP performance measures included in this press release. We believe that these measures provide useful supplemental information to assess our operating performance and to evaluate period-to-period comparisons. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, Wabtec's reported results prepared in accordance with GAAP.

Wabtec Corporation
2024 Fourth Quarter Cash Conversion Calculation
(in millions)
	Reported Cash from Operations	÷	(Net Income	+	Depreciation & Amortization)	=	Cash Conversion

Consolidated Results	$723		$213		$128		212%

Wabtec Corporation
2024 Fourth Quarter YTD Cash Conversion Calculation
(in millions)
	Reported Cash from Operations	÷	(Net Income	+	Depreciation & Amortization)	=	Cash Conversion

Consolidated Results	$1,834		$1,067		$503		117%

Wabtec Corporation
2023 Fourth Quarter Cash Conversion Calculation
(in millions)
	Reported Cash from Operations	÷	(Net Income	+	Depreciation & Amortization)	=	Cash Conversion

Consolidated Results	$686		$217		$160		182%

Wabtec Corporation
2023 Fourth Quarter YTD Cash Conversion Calculation
(in millions)
	Reported Cash from Operations	÷	(Net Income	+	Depreciation & Amortization)	=	Cash Conversion

Consolidated Results	$1,201		$825		$531		89%